SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report  (Date of earliest event reported)    June 13, 1995


                      Brauvin Real Estate Fund L. P. 3
            (Exact name of registrant as specified in its charter)


                 Delaware            0-11975           36-3290420
              (State or other      (Commission        (IRS Employer
              jurisdiction of      File Number)       Identification
               organization)                             Number)


     150 South Wacker Drive,  Suite 3200,  Chicago, Illinois    60606
        (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code (312) 443-0922


                                 Not Applicable
         (Former name or former address, if changed since last report)

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Item 2.Acquisition or Disposition of Assets

   As reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission dated August 19, 1994, Brauvin Real Estate Fund L.P. 3 (the "Partnership") received a notice of default (the "Notice") from Finova Capital Corporation, formerly known as Greyhound Real Estate Finance Company (the "Lender") on the mortgage secured by one of the Partnership's properties known as Country Club Plaza (the "Property"). The Notice stated the Partnership had five business from receipt of the Notice to cure the default or the Lender would exercise its right granted under the security documents, by and between the Partnership and the Lender. The Partnership decided not to cure the default and on October 19, 1994, agreed to a joint stipulation for entry of final judgment of foreclosure and the appointment of a receiver. The Partnership and Lender further agreed that if the Receiver was unsuccessful in liquidating the property by May 31, 1995, the Lender would immediately thereafter obtain a sale date for the Property to be sold at a foreclosure sale which would take place no later than June 30, 1995. On May 31, 1995, a Certificate of Sale was filed in Brevard County, Florida and on June 13,
1995, title of the Property was transferred to the Lender.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    BRAUVIN REAL ESTATE FUND L.P. 3


                         By:  Brauvin Realty Partners, Inc.
                              Corporate General Partner


                              By:    /s/ Jerome J. Brault
                                     President and Chief Executive Officer

                              Dated: June 26, 1995